UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 1, 2026

CRANE COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-41570	88-2846451
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 First Stamford Place Stamford, CT	06902
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 203-363-7300

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.00	CR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

SECTION 2 – FINANCIAL INFORMATION

Item 2.01	Completion of Acquisition or Disposition of Assets.

On January 1, 2026, Crane Company (the “Company”) completed its previously announced acquisition of Precision Sensors & Instrumentation (“PSI”) pursuant to a Purchase Agreement dated June 6, 2025 (the “Agreement”) with Baker Hughes Holdings LLC and Bently Nevada, LLC (collectively, the “Sellers”). Pursuant to the Agreement, the Company acquired all of Seller’s interest in Panametrics, LLC, which constituted 100% of PSI, for a purchase price of $1,060 million after adjusting for expected tax benefits with a net present value of approximately $90 million, but before contractual adjustments for working capital, cash acquired, and certain other transaction-related costs.

SECTION 8 – OTHER EVENTS

Item 8.01	Other Events.

On January 5, 2026, the Company issued a press release announcing the completion of the acquisition of PSI from Baker Hughes. A copy of the Company’s press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01	Financial Statements and Exhibits.

(a) The required financial statements will be filed by amendment as soon as practicable, but not later than 71 calendar days after the date this Report is required to be filed.

(b) The required pro forma financial statements will be filed by amendment as soon as practicable, but not later than 71 calendar days after the date this Report is required to be filed.

(c) None

(d) Exhibits

99.1	Press Release issued by Crane Company on January 5, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRANE COMPANY

January 5, 2026	By:	/s/ Anthony M. D’Iorio
Anthony M. D’Iorio
Executive Vice President, General Counsel and Secretary